Exhibit 3.2

ALPHA COGNITION INC.

(the “Company”)

AMENDMENT TO ARTICLES

The Articles of the Company were altered by

Minutes of Special Meeting of the Shareholders dated December 17, 2020 and by an Alteration Notice filed with the Registrar of

Companies effective March 18, 2021.

AMENDMENT NO. 1

TO THE ARTICLES- OF
CRYSTAL BRIDGE ENTERPRISES INC.

(the “Company”)

1. NAME CHANGE

The Company changed its name to ALPHA COGNITION INC. effective March 18, 2021.

2. CREATION OF RESTRICTED VOTING SHARES

The Articles of the Company are altered by addition of Article 27.1.1 as follows:

27.1.1 Class A Restricted Voting Shares

The Class A restricted voting shares (the “Restricted Voting Shares”) have been created by the Company to ensure that the Company utilize the same in order to maintain its status as a “foreign private issuer” (“Foreign Private Issuer”) as determined in accordance with Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”).The Restricted Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(1)	In this Article 27.1.1:

(a)	“Business Day” means a day on which securities may be traded on the TSX Venture Exchange, the Toronto Stock Exchange or any other stock exchange on which the Common Shares are then listed;

(b)	“Change in Control” means the occurrence of any of the following events at any time while the Restricted Voting Shares remain issued and outstanding:

(i)	the acquisition, directly or indirectly, of more than 50% of the total number of outstanding Common Securities by a person or group of persons acting jointly or in concert, unless each such person was a shareholder of the Company on the effective date of these articles;

(ii)	an amalgamation, plan of arrangement, share exchange or other business combination between the Company and any other entity, whether or not the Company is the surviving entity in such transaction, except for a transaction in which the holders of the outstanding Common Securities immediately before such transaction hold as a result of holding Common Securities before such transaction, in the aggregate, securities possessing more than 50% of the total combined voting power of the Company or of the surviving entity (or the parent of the surviving entity) immediately after such transaction (solely for purposes of this paragraph, treating Common Shares and Restricted Voting Shares as if they had the same voting power);

(iii)	the sale, transfer, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

(iv)	the approval by the shareholders of a plan or proposal for the liquidation, dissolution or winding-up of the Company;·

(c)	“Common Securities” means the Common Shares and the Restricted Voting Shares, collectively;

(d)	“Common Shares” means the Common Shares of the Company;

(e)	“Conversion Notice” means a written notice to the Company and the Transfer Agent, in form and substance satisfactory to the Company and the Transfer Agent, executed by a person registered in the records of the Transfer Agent as a holder of Restricted Voting Shares, or by his, her or its attorney duly authorized in writing, and specifying the number of Restricted Voting Shares that the holder thereof desires to have converted into Common Shares and indicating: (i) any event on which such conversion is contingent; and (ii) such holder’s name or the names of the nominees in which such holder wishes the certificate(s) for Common Shares to be issued, and accompanied by a written instrument of transfer and such other documentation as is specified by the Company or the Transfer Agent as required to give full effect to the conversion;

(f)	“Conversion Right” has the meaning ascribed thereto in Article 27.l.1(8)(a) or in Article 27.1.1(8)(b);

(g)	“Conversion Time” has the meaning ascribed thereto in Article 27.1.1(8)(a) or in Article 27.l.1(8)(c);

(h)	“Exclusionary Offer” means an offer to purchase Restricted Voting Shares made to all of the holders of Restricted Voting Shares;

(i)	“Notice” means a written notice sent from the Company to the holders of Restricted Voting Shares notifying such holders of the right or requirement to convert Restricted Voting Shares into Common Shares;

(j)	‘‘Offer” means an offer to purchase Common Shares (not including the Restricted Voting Shares) which, in the case of the Common Shares, must be made, by reason of applicable securities legislation or by the regulations or policies of a stock exchange on which the Common Shares are listed, to all or substantially all of the holders of Common Shares any of whom are in or whose last address as shown on the books of the Company is in a province or territory of Canada to which the relevant requirement applies;

(k)	“Offer Date” means the date on which an Offer is made;

(I)	“Transfer Agent” means the third party transfer agent of the Restricted Voting Shares or, if the Company themselves as its own transfer agent of such shares, the Company; and

(m)	“Trigger Date of the Board” means that date the board of directors of the Company determines that the Restricted Voting Shares be converted into Common Shares.

(2)	Voting

(a)	Subject to the Articles, the holders of Restricted Voting Shares shall be entitled to (i) receive notice of and to attend all meetings of shareholders of the Company; and (ii) except as provided otherwise herein, exercise onevote for each Restricted Voting Share held at all such meetings of shareholders, except meetings at which only holders of another specific class or series of shares are entitled to vote separately as a class or series. Except as provided otherwise herein or as required by law, holders of Restricted Voting Shares and Common Shares-shall vote as one class at all meetings of shareholders.

(b)	A holder of Restricted Voting Shares shall not be entitled to vote any such shares for the purpose of electing or removing directors of the Company.

(3)	Dividends

Subject to the rights of holders of any other class of shares ranking senior to the Restricted Voting Shares with respect to priority in the payment of dividends, the holders of Restricted Voting Shares shall be entitled to receive dividends, and the Company shall pay dividends thereon, as and when declared by the board of directors out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine; provided, however, that no dividend on the Restricted Voting Shares shall be declared unless contemporaneously therewith the board of directors shall declare a dividend, payable at the same time as such dividendon the Restricted Voting Shares, on each Common Share. All dividends which the directors may declare on the Restricted Voting Shares and the Common Shares shall be declared and paid in equal amounts per share on all RestrictedVoting Shares and Common Shares at the time outstanding.

(4)	Dissolution

In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, subject to the prior rights of holders of any other class of shares ranking senior to the Restricted Voting Shares with respect to priority in the distribution or assets upon dissolution, liquidation or winding-up, the holders of Restricted Voting Shares and the holders of Common Shares shall participate rateably in equal amounts per share, without preference or distinction, in the remaining assets of the Company.

(5)	Restrictions on Transfer

Restricted Voting Shares may be transferred by holders thereof only pursuant to an Exclusionary Offer.

(6)	Foreign Private Issuer Review

The board of directors of the Company shall determine whether the Company qualifies as a Foreign Private Issuer as of the last business day of the second quarter of any fiscal year of the Company when Restricted Voting Shares are outstanding. If the Company determines that the Company has ceased to qualify as a Foreign Private Issuer as of that date, then the Company shall give prompt Notice to the holders of Restricted Voting Shares in respect of such determination and, thereafter, each Restricted Voting Share may be so converted at any time and from time to time in accordance with the procedures set forth in Article 27. I. 1(8).

(7)	Deemed Conversion on Offer

If an Offer is made, each outstanding Restricted Voting Share shall be deemed converted into one (1) Common Share contemporaneously with the closing of the Offer, which will be the Trigger Date of the Board, conversion to occur in accordance with Article 27.1.1(S)(a).

(8)	Conversion

(a)	Each Restricted Voting Share shall be deemed surrendered for conversion into one Common Share, without payment of any additional consideration (the “Conversion Right”), on the Trigger Date of the Board. Following the Trigger Date of the Board, Notice thereof shall be delivered to the holders of Restricted Voting Shares and the holder of Restricted Voting Shares shall only have the right to receive the relevant number of Common Shares resulting from such conversion and any accrued and unpaid dividends on the Restricted Voting Shares so converted upon compliance with the terms of the Notice. The effective time of conversion (the “Conversion Time”) shall be the close of business on the Trigger Date of the Board and the Common Shares issuable upon conversion of such Restricted Voting Shares shall be deemed to be issued and outstanding of record as of such time and the applicable Restricted Voting Shares shall be deemed cancelled.

(b)	Each Restricted Voting Share may be converted into one Common Share, without payment of any additional consideration, at the election of the holder thereof (the “Conversion Right”), as follows:

(i)	at any time and from time to time in accordance with the procedures set forth in Article 27.1.1(8)(c);

(ii)	if the Company enters into a binding agreement that provides for or would, if given effect, result in Change in Control of the Company, or the Company determines that a Change in Control may occur, the Company shall give prompt Notice thereof to the holders of Restricted Voting Shares and, commencing on the date of such Notice, each Restricted Voting Share shall be so convertible in accordance with the procedures set forth in Article 27.1.l(S)(c); or

(iii)	if a meeting of shareholders is called to elect directors who are not nominees of the Company or management of the Company or if a meeting of shareholders is called at which a contested election of directors will be considered, then the Company shall give prompt Notice to the holders of Restricted Voting Shares and, commencing on the date that is 10 Business Days before the record date for determining shareholders entitled to vote at such meeting, such Restricted Voting Shares shall be so convertible at any time and from time to time in accordance with the procedures set forth in Article 27.1. l(S)(c).

(c)	A holder of Restricted Voting Shares may voluntarily convert all or any number of Restricted Voting Shares held by such holder into Common Shares by surrendering the certificate(s), if applicable, representing such Restricted Voting Shares (or if such holder alleges that such certificate(s) has been lost, stolen or destroyed, a declaration of lost certificate and an agreement acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate(s)), at the office of the Transfer Agent, together with the Conversion Notice. Notwithstanding the foregoing, if the board of directors of the Company determines, prior to effecting such conversion, that as a result of effecting such conversion the Company would cease to qualify as a Foreign Private Issuer, the Company may elect to refuse such conversion and cause the Transfer Agent to not register such conversion; provided, however, that the Company’s ability to refuse conversions as provided in this sentence shall apply only through June 30, 2021 and shall no longer apply on or after July I, 2021. If required by the Company, certificates representing Restricted Voting Shares surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the holder or his, her or its attorney duly authorized in writing. The effective time of any conversion hereunder shall be the close of business on the date of receipt by the Transfer Agent of the surrendered certificate(s) (or declaration of lost certificate and agreement) and the Conversion Notice (the “Conversion Time”), and the Common Shares issuable upon conversion of such Restricted Voting Shares represented by such certificate(s)shall be deemed to be issued and outstanding of record as of such time. The Company shall, as soon as practicable after the Conversion Time issue and deliver to such holder of Restricted Voting Shares, or to his, her or its nominees, one or more certificates for the aggregate number of Common Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Restricted Voting Shares represented by the surrendered certificate(s) that were not converted into Common Shares.

(d)	In the event of a liquidation, dissolution or winding-up of the Company, the Conversion Rights of holders of Restricted Voting Shares shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Restricted Voting Shares.

(e)	The Company shall at all times while the Restricted Voting Shares are outstanding, reserve and keep available out of its authorized but unissued share capital, for the purpose of effecting the conversion of Restricted Voting Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Restricted Voting Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Restricted Voting Shares, the Company shall take such corporate and other action as may be necessary to increase the num her of its authorized but unissued Common Shares as shall be sufficient for such purposes, including, without limitation, obtaining the requisite shareholder approval to any necessary amendment to its articles.

(f)	All Restricted Voting Shares which have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only for the rights of the holders thereof to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid thereon.

(g)	If there shall occur any reorganization, recapitalization, reclassification, merger, consolidation or amalgamation involving the Company in which the Common Shares (but not the Restricted Voting Shares) are converted into or exchanged for securities, cash or other property then, following such reorganization, recapitalization, reclassification, merger, consolidation or amalgamation, each Restricted Voting Share shall thereafter be convertible, in lieu of the Common Share into which it was convertible before such event, into the kind and amount of securities, cash or other property which a holder of the number of Common Shares issuable upon conversion of one Restricted Voting Share immediately before such reorganization, recapitalization, reclassification, merger, consolidation or amalgamation would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the board of directors) shall be made in the application of the provisions of this Article 27.1.1(S)(g) with respect to the rights and interests thereafter of the holders of the Restricted Voting Shares, to the end that the provisions set forth in this Article 27.1. l(S)(g) shall thereafter be applicable, as nearly as reasonably may be possible, in relation to any securities or other property thereafter deliverable upon the conversion of the Restricted Voting Shares.

(h)	A holder of Restricted Voting Shares on the record date for the determination of holders of Restricted Voting Shares entitled to receive a dividend declared payable on the Restricted Voting Shares will be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend, and the holders of any Common Shares resulting from any conversion shall be entitled to rank equally with the holders of all other Common Shares in respect of all dividends declared payable to holders of Common Shares of record on any date on or after the date of conversion.

(i)	Despite any other provision hereof, a holder of Restricted Voting Shares that has duly presented a Conversion Notice may, at any time before such Restricted Voting Shares are converted and Common Shares are issued, by irrevocable written notice to the Company, advise the Company that the holder no longer desires that such Restricted Voting Shares be converted into Common Shares and, upon receipt of such written notice, the Company shall return to the holder the certificates(s) representing such Restricted Voting Shares, if any, and thereupon the Company shall cease to have any obligation to convert such Restricted Voting Shares hereunder unless such Restricted Voting Shares are again tendered for conversion by the holder in accordance with the provisions hereof.

(9)	Changes to Restricted Voting Shares

(a)	The rights, privileges, restrictions and conditions attaching to the Restricted Voting Shares as a class may be added to, changed or removed only with the approval of the holders of Restricted Voting Shares given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of holders of Restricted Voting Shares duly called for such purpose and held upon at least 21 days’ notice at which a quorum is present comprising one or more persons holding or representing by proxy at least 10% of the outstanding Restricted Voting Shares. However, the rights, privileges, restrictions and conditions attached to the Restricted Voting Shares shall not be added to, changed or removed without the prior approval of holders of Common Shares at a meeting of shareholders called for the purpose in accordance with the preceding rules. If any such quorum is not present within 30 minutes after the time appointed for the meeting then the meeting shall be adjourned to a date being not less than 15 days later and at such time and place as may be appointed by the chairman and at such meeting a quorum will consist of that number of shareholders present in person or proxy. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Company with respect to meetings of shareholders. On every vote taken at every such meeting or adjourned meeting, each holder of a Restricted Voting Share shall be entitled to one vote in respect of each Restricted Voting Share held.

(b)	The Restricted Voting Shares shall not be subdivided, consolidated, reclassified or otherwise changed unless, contemporaneously therewith, the Common Shares are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner as the Restricted Voting Shares.

3. APPROVAL OF NEW PREFERRED SHARES

The Articles of the Company are altered by deleting the current article 27.2 and 27.3 and adopting Article 27.2 and 27.3 as follows:

27.2 Class B Preferred Shares

(1)	There are attached to the Class B Preferred Shares (the “Class B Preferred Shares”) as special rights and restrictions, the following:

(a)	The Class B Preferred Shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any Class B Preferred Shares of any particular series, fix the number of Class B Preferred Shares in, and determine the designation of the Class B Preferred Shares of, that series and create, define and attach special rights, privileges, restrictions and conditions to the Class B Preferred Shares of that series, including, but without limiting the generality of the foregoing, the voting rights, if any, attached to the Class B Preferred Shares of any series, the rate or amount of dividends, whether cumulative, non cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund; and that the directors shall be authorized to alter the Notice of Articles and Articles accordingly, PROVIDED HOWEVER THAT no special right, privilege, restriction or condition so created, defined or attached shall contravene the provisions of sub-clause ( l )(b) hereof; and

(b)	the Class B Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital, in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Company among its shareholder for the purpose of winding up its affairs, rank on a parity with the Class B Preferred Shares of every other series and be entitled to preference over the Common Shares and Restricted Voting Shares and over any other shares of the Company ranking junior to the Class B Preferred Shares. The Class B Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and Restricted Voting Shares, and any other shares of the Company ranking junior to such Class B Preferred Shares as may be fixed in accordance with clause (l)(a).

27.3 Preferred Series A Shares

There are attached to the Class B Preferred Series A Shares (the “Preferred Series A Shares”) as special rights and restrictions, the following:

The deemed issue price of Preferred Series A Shares shall be C$0.25 per share (the “Deemed Issue Price”).

(1) DIVIDEND RIGHTS

(a)	The holders of the then outstanding Preferred Series A Shares shall be entitled to receive, out of any assets of the Company legally available therefore, such dividends as may be declared on shares of the Series A Preferred Shares from time to time by the board of directors.

(b)	No dividend shall be paid with respect to any Common Shares, Restricted Voting Shares or any other shares of capital stock of the Company ranking junior to the Series A Preferred Shares with respect to the payment of dividends (the “Junior Shares”) unless;

(i)	the holders of the Preferred Series A Shares are first paid;

(A)	all declared and unpaid dividends, and

(B)	a dividend per share of Series A Preferred Share equal to the dividend that would be payable on the number of shares of common stock of the Company into which each share of Preferred Series A Share is then convertible pursuant to Section 4.1. For clarity, any dividends paid under this subsection l(b)(i)(B) are excluded from the aggregate dividend calculations for the purposes of subsection 1(c);and

(ii)	the holders of any other series of preferred shares of this Company having a preferential right to dividends equal or superior to the rights of the holders of Preferred Series A Shares are paid dividends per share in accordance with their dividend rights.

The right to such dividends on the Preferred Series A Shares shall not be cumulative, and no rights shall accrue to the holders of Preferred Series A Shares by reason of the fact that dividends on such shares are not declared or paid in any prior year.

(c)	In the event that Preferred Series A Share receive dividends pursuant to sub-sections l(a) in an aggregate amount equal to or greater than the Deemed Issue Price each Preferred Series A Share shall be automatically converted pursuant to Section 4.2(a), effective immediately prior to any distribution of a dividend to the Common Shares.

(d)	In the event that Preferred Series A Shares are subject to automatic conversion pursuant to sub-sections 4.2(b)then each Series A Preferred Share shall be entitled to receive a dividend equal to the Deemed Issue Price, prior to conversion the Common Shares.

(e)	Each holder of an outstanding share of Preferred Series A Shares shall be deemed to have consented to distributions made by the Company in connection with its repurchase of shares of common stock issued to or held by officers, directors, stockholders or employees of, or consultants to, this Company or its subsidiaries pursuant to agreements (whether now existing or hereafter entered into) providing for the right of repurchase between this Company and such persons.

(2) VOTING RIGHTS

Except as expressly provided by the Articles of the Company or as required by law, the holders of the Preferred Series A Shares shall have the same voting rights as the holders of Common Shares and shall be entitled to notice of any shareholders’ meeting in accordance with the Articles of the Company, and, subject to Article 27.1.1, the holders of Common Shares, Restricted Voting Shares and the Preferred Series A Shares shall vote together as a single class on all matters. Each holder of Preferred Series A Shares shall be entitled to the number of votes equal to the number of shares of Common Shares into which such Preferred Series A Shares could then be converted. Fractional votes shall not be permitted. Any fractional voting rights resulting from the above formula (after aggregating all shares into which Preferred Series A Shares held by each holder could be converted) shall be rounded down to the nearest whole number.

(3) LIQUIDATION

(a)	In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Shares shall be entitled to receive out of the assets and funds of the Company, prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Junior Shares, an amount per Series A Preferred Share equal to two times the Deemed Issue Price of the Preferred Series A Shares (as appropriately adjusted for any stock dividends, combinations or splits) plus all accrued or declared but unpaid dividends on such shares (the “Liquidation Preference”). If the assets and funds available for distribution to the holders of the Preferred Series A Shares shall be insufficient to pay the Liquidation Preference in full, then the entire assets and funds of the Company legally available for distribution shall be distributed to the holders of the Preferred Series A Shares in proportion to the Liquidation Preference amount each such holder is otherwise entitled to receive.

(b)	After payment in full of the Liquidation Preference has been made to the holders of the Preferred Series A Shares, all remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Preferred Series A Shares and Junior Shares in proportion to the number of Common Shares that would be held by each such holder, if all Preferred Series A Shares were converted into Common Shares pursuant to Section 4 hereof and all Restricted Voting Shares were converted into Common Shares pursuant to Article 27.1.1(8).

(c)	Upon payment of the Liquidation Preference each Series A Preferred Share shall, as a condition of the payment, be convertible into Common Shares at the rate of one Common Share for each Series A Preferred Share (1 : 1)and the provisions of section 4.3 shall apply.

(d)	For purposes of this Section 3, a liquidation, dissolution or winding up of the Company shall not include the acquisition of the Company by another entity or reincorporation solely for the purpose of changing the Company’s domicile.

(4) CONVERSION

4.1 Shareholder Right to Convert

Subject to Section 4.3, each Series A Preferred Share shall, at the option of the holder, at any time after issuance, be convertible into Common Shares at the rate of one Common Share for each Series A Preferred Share (1 : 1).

4.2 Automatic Conversion

(a)	Subject to Section 1, in the event that Series A Preferred Share receive dividends pursuant to sub-sections l(a) in an aggregate amount equal to or greater than the Deemed Issue Price then each Series A Preferred Share shall be automatically converted into Common Shares at the rate of one Common Share for each Series A Preferred Share ( I : I).

(b)	All of the issued and outstanding Preferred Series A Shares will be automatically converted into Common Shares on the basis of one Common Share for each Series A Preferred Share (I : I) or such number of Common Shares as required by anti-dilution provisions in the following events:

(i)	Upon the completion of an initial public offering, or a reverse take-over with a qualifying secondary offering, pursuant to which the Common Shares are listed for trading on the New York Stock Exchange, NYSE Amex, the NASDAQ National Market or SmallCap Quotation System or a successor to any of the foregoing, raising at least US$40 million, and a price per share which values the Company at US$I 60 million or more, prior to listing (the “Qualified IPO”);

(ii)	A third party makes a bona fide offer to acquire 100% of the Company’s shares, or execute a merger or amalgamation in which effective control of the Company is transferred, and such offer has been approved by the board of directors and its shareholders, such that shareholders receive proceeds from the transaction of at least US$160 million in the form of shares or cash or a combination of both (“Qualified Share Sale or Merger”);

(iii)	A third party makes a bona fide offer to acquire all or substantially all of the Company’s assets, for sale proceeds of at least US$180 million and such offer has been approved by the board of directors and its shareholders, and provided that the shareholders on closing receive proceeds from the transaction by way of dividend and return of capital or otherwise of at least US$l60 million (“Qualified Asset Sale”); or

(iv)	A third party makes a bona fide offer to acquire certain specific Company asset(s), for sale proceeds of at least US$180 million, and provided that the provision of subsection (iii) is not triggered, and such offer has been approved by the board of directors and provided that the shareholders on closing receive proceeds from the transaction by way of dividend, return of capital or otherwise of at least US$l 60 million (“Qualified Specific Asset Sale”),

(a Qualified IPO or a Qualified Share Sale or Merger or a Qualified Asset Sale or a Qualified Specific Asset Sale shall be collectively referred to as a “Qualified Transaction”).

(c)	In the event that the Preferred Series A Shares are automatically converted pursuant to sub-section 4.2(b), then each Series A Preferred Share shall be entitled to receive a dividend pursuant to sub-section I(d).

(d)	Should the consideration received by the Company be other than cash, its value will be deemed its fair market value as determined in good faith by the board of directors.

4.3 Mechanics of Conversion

(a)	Shareholder Right to Convert- Before any holder of Preferred Series A Shares shall be entitled to convert the same into Common Shares of the Company, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the registered office of the Company or of any transfer agent for the Preferred Series A Shares, and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same. The Company shall, as soon as practicable, issue and deliver at such office to such holder of Preferred Series A Shares or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares of the Company to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Series A Shares to be converted, and the person or persons entitled to receive the Common Shares of the Company issuable upon such conversion shall be treated for all purposes as the recordholder or holders of such Common Shares as of such date.

(b)	Automatic Conversion - If the conversion is in connection with a Qualified Transaction, pursuant to Section 4.2 the conversion of the Series A Preference Shares into Common Shares shall occur until immediately prior to the closing of Qualified Transaction, provided that the holder of any Preferred Series A Shares may tender their shares for conversion, conditionally upon the closing of such Qualified Transaction, in which event the person(s) entitled to receive the Common Shares of the Company issuable upon such conversion of the Preferred Series A Shares shall not be deemed to have converted such stock until immediately prior to the closing of Qualified Transaction.

In the event some but not all of the Preferred Series A Shares represented by a certificate or certificates surrendered bya holder are converted, the Company shall execute and deliver to or on the order of the holder, at the expense of the Company, a new certificate representing the Preferred Series A Shares that were not converted.

4.4 Distributions

In the event the Company shall declare a distribution payable in cash or securities of the Company, or assets, options or rights, then, in each such case for the purpose of this Section 4.4, the holders of the Preferred Series A Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares of the Company into which their Preferred Series A Shares are convertible as of the record date fixed for the determination of the holders of the Common Shares of the Company entitled to receive such distribution.

4.5 No Fractional Shares; Certificates as to Adjustment

No fractional Common Shares of the Company shall be issued upon the conversion of Preferred Series A Shares, but the Company pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Shares (as determined in a reasonable manner prescribed by the board of directors) at the close of business on the applicable conversion date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of Preferred Series A Shares being converted at any one time by any holder, not upon each Series A Preferred Share being converted.

4.6 Notices of Record Date

In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or other securities or property, or to receive any other right, the Company shall mail to each holder of Preferred Series A Shares, at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(5) RECAPITALIZATIONS

If the Common Shares of the Company issuable upon the conversion of Preferred Series A Shares shall be changed into the same or a different number of shares of any class or classes of shares of the Company, whether by capital reorganization, reclassification or otherwise), then and in each such event each Series A Preferred Share shall be convertible into the kind and amount of shares and other securities and property receivable upon such reorganization, reclassification or other change by the number of Common Shares of the Company into which such Preferred Series A Shares might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(6) NOTICES

Any notice required by the provisions of this Section 6 to be given to the holders of Preferred Series A Shares shall be deemed given if delivered by prepaid courier to each holder’s address appearing on the books of the Company.

Incorporation number:	/ I 41 ‘f 2. 8

CRYSTAL BRIDGE ENTERPRISES INC.

(the “Company”)

The Company has as its articles the following articles.

Full name and signature of the incorporator	Date of signing
/s/ J. SCOTT BRODIE	November 15, 2017
J. SCOTT BRODIE

ARTICLES

1.	Interpretation	2
2.	Shares and Share Certificates	2
3.	Issue of Shares	4
4.	Share Registers	5
5.	Share Transfers	5
6.	Transmission of Shares	6
7.	Purchase of Shares	7
8.	Borrowing Powers	7
9.	Alterations	8
10.	Meetings of Shareholders	9
11.	Proceedings at Meetings of Shareholders	10
12.	Votes of Shareholders	14
13.	Directors	17
14.	Election and Removal of Directors	19
15.	Alternate Directors	22
16.	Powers and Duties of Directors	24
17.	Disclosure of Interest of Directors	24
18.	Proceedings of Directors	25
19.	Executive and Other Committees	27
20.	Officers	28
21.	Indemnification	29
22.	Dividends and Reserves	30
23.	Documents, Records and Reports	32
24.	Notices	32
25.	Seal	33
26.	Prohibitions	34
27.	Special Rights and Restrictions	35

1. INTERPRETATION

1.1 Definitions

In these Articles, unless the context otherwise requires:

(1)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)	“legal personal representative” means the personal or other legal representative of the shareholder;

(4)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

(5)	“seal” means the seal of the Company, if any.

1.2 Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2. SHARES AND SHARE CERTIFICATES

2.1 Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2 Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3 Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertified shares within the meaning of the Business Corporations Act, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4 Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5 Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms if any, as they think fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and

(2)	issue a replacement share certificate or acknowledgment, as the case may be.

2.6 Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a person entitled to a share certificate claims that the share ce1tificate has been lost, destroyed or wrongfully taken the Company must issue a new share certificate if that person:

(1)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

(2)	provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate; and

(3)	satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7 Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share c rtificate presents the original share certificate for the registration of transfer, then in addition to any rights under the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8 Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share ce1tificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9 Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10 Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3. ISSUE OF SHARES

3.1 Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2 Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3 Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4 Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:

(a)	past services performed for the Company;

(b)	property;

(c)	money; and

(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.5 Share Purchase Warrants and Rights

Subject to the Business Cmporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and 1·ights may be issued alone or i11 conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4. SHARE REGISTERS

4.1 Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in Briti.sh Columbia a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of .its shares, as the case may be, and the same or another agent as registrar for its shares or such class or secies of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2 Closing Register

The Company must not at any time close its central securities register.

5. SHARE TRANSFERS

5.1 Registering Transfers

The Company must register a transfer of a share of the Company if either:

(1)	the Company or the transfer agent or registrar for the class or series of shares to be transferred has received:

(a)	in the case where the Company has issued a share certificate in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(b)	in the case of a share that is not represented by a share certificate (including an uncertified shares within the meaning of the Business Corporations Act and including the case where the Company has issued a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate in respect of the share to be transferred), a written instrument of transfer made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(c)	such other evidence if any as the Company or the transfer agent or registrar for the class of series of share to be transferred may require to provide the title of the transferor or the transferor’s right to transfer the share, that the instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.

(2)	all the preconditions for a transfer of a share under the SecurWes Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.

(3)	the Company may waive any of the requirements set out in Article 5.1(1) and any of the preconditions referred to in Article 5.1(2).

5.2 Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the Company or the transfer agent for the class or series of shares to be transferred.

5.3 Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4 Signing of Instrument of Transfer

If a shareholder, or other appropriate person, or an agent who has actual authority to act on behalf of that person signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, but the share certificates are deposited with the instrument of transfer, all the shares represented by the share certificates:

(1)	in the name of the person named as transferee in that instrument of transfer; or

(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5 Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6 Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6. TRANSMISSION OF SHARES

6.1 Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2 Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7. PURCHASE OF SHARES

7.1 Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2 Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or

(2)	making the payment or providing the consideration would render the Company insolvent.

7.3 Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;

(2)	must not pay a dividend in respect of the share; and

(3)	must not make any other distribution in respect of the share.

8. BORROWING POWERS

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9. ALTERATIONS

9.1 Alteration of Authorized Share Structure

Subject to the Business C01porations Act, the Company may by directors resolution subdivide or consolidate all or any of jts unissued, or fully paid issued, shares and if applicable, alter its Notice of Atticles and if applicable, Articles, accordingly and subject toAt1icles 9.2 and the Business C01porations Act, the Company may by ordinary resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act. and if applicable, alter its Notice of Articles and, if applicable, Articles, accordingly.

9.2 Cancellation of Class of Series of Shares

Subject to the Business Co,poration Act, the Company may by resolution of the directors eliminate a class or series of shares if none of the shares of the class or series of shares are allotted or issued and if applicable, alter its Notice of Articles and, if applicable, Articles, accordingly.

9.3 Special Rights and Restrictions

Subject to the Business Corporations Act and Article 27.2, the Company may by ordinary resolution:

(1)	create special rights or restrictions for, and attach those special dghts or restrictions to the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.

9.4 Change of Name

The Company may by directors resolution authorize an alteration of its Notice of Articles in order to change its name or adopt or change any translation of that name.

9.5 Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

10. MEETINGS OF SHAREHOLDERS

10.1 Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2 Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3 Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4 Location of Meetings of Shareholders

Pursuant to the Business Corporations Act, a meeting of the shareholders shall be held in British Columbia or may be held at a location outside British Columbia if that location is:

(1)	approved by resolution of the directors before the meeting is held; or

(2)	approved in writing by the Registrar of Companies before the meeting is held.

10.5 Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

10.6 Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;

(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7 Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8 Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9 Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or a summary of the salient terms of such document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

11. PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1 Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)	at an annual general meeting, all business is special business except for the following:

(a)	business relating to the conduct of or voting at the meeting;

(b)	consideration of any financial statements of the Company presented to the meeting;

(c)	consideration of any reports of the directors or auditor;

(d)	the setting or changing of the number of directors;

(e)	the election or appointment of directors;

(f)	the appointment of an auditor;

(g)	the setting of the remuneration of an auditor;

(h)	the approval or ratification of the Company’s Stock Option Plan, if any;

(i)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(j)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2 Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

11.4 One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and

(2)	that shareholder, present in person or by proxy, may constitute the meeting.

11.5 Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6 Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7 Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8 Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting the person or persons present and being, or representing by proxy one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9 Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10 Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary if any, or any director present at the meeting, that they wiJJ not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11 Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjomnment took place.

11.12 Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the busineBs to be transacted at an adjourned meeting of shareholders except that when a meeting is adjourned for 30 days or more notice of the adjourned meeting must be given as in the case oftbe original meeting.

11.13 Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14 Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15 Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16 Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17 Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:

(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)	in the manner, at the time and at the place that the chair of the meeting directs;

(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)	the demand for the poll may be withdrawn by the person who demanded it.

11.18 Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.1-· Chair Must Resolve Dispute

,In tile case of any dispute as to the admission or rejection of a vote given on a polJ, the chair of the meeting must determine the dispute, and his or her determination made in good faith is finaJ and conclusive.

1.20 Casting of Votes

Oh a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

·11.21 Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22 Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23 Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.24 Meetings by Telephone or Other Communications Medium

A shareholder or proxy holder who is entitled to participate in, including vote at, a meeting of shareholders may do so in person, or by telephone or other communications medium, if all shareholders and proxy holders participating in the meeting are able to communicate with each other; provided, however, that nothing in this Article shall obligate the Company to take any action or provide any facility to permit or facilitate the use of any communications medium at a meeting of shareholders. If one or more shareholders or proxy holders participate in a meeting of shareholders in a manner contemplated by this Article:

(1)	each such shareholder or proxy holder shall be deemed to be present at the meeting, and

(2)	the meeting shall be deemed to be held at the location specified in the notice of the meeting.

12. VOTES OF SHAREHOLDERS

12.1 Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2 Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3 Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)	if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4 Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders.

12.5 Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must:

(a)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(b)	be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

(2)	if a representative is appointed under this Article 12.5:

(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6 Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company.

12.7 Appointment of Proxy Holder

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint a proxy holder to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8 Alternate Proxy Holder

A shareholder may appoint an alternate proxy holder to act in the place of an absent proxy holder.

12.9 When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10 Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

(2)	unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11 Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	by the chair of the meeting, before the vote is taken.

12.12 Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]

(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy if given in respect of all shares registered in the name of the shareholder): ______________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder-printed}

12.13 Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is:

(1)	received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

(2)	provided, at the meeting, to the chair of the meeting.

12.14 Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;

(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.

12.15 Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13. DIRECTORS

13.1 First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;

(2)	if the Company is a public company, the greater of three and the most recently set of:

(a)	the number of directors set by an ordinary resolution (whether or not previous notice of the resolution was given) or by resolution of the directors, from time to time; and

(b)	the number of directors set under Article 14.4;

(3)	if the Company is not a public company, the most recently set of:

(a)	the number of directors set by an ordinary resolution (whether or not previous notice of the resolution was given) or by resolution of the directors, from time to time; and

(b)	the number of directors set under Article 14.4.

13.2 Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;

(2)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3 Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4 Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5 Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6 Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7 Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other -remuneration that he or she may be entitled to receive.

13.8 Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14. ELECTION AND REMOVAL OF DIRECTORS

14.1 Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2 Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;

(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or

(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.

14.3 Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	the date on which his or her successor is elected or appointed; and

(4)	the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4 Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5 Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6 Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7 Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8 Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or

(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9 Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;

(2)	the director dies;

(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.

14.10 Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11 Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

14.12 Nominations of Directors

(a)	Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the board may be made at any annual meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(i)	by or at the direction of the board, including pursuant to a notice of meeting;

(ii)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Business Corporations Act, or a requisition of the shareholders made in accordance with the provisions of the Business Corporations Act; or

(iii)	by any person (a “Nominating Shareholder”): (A) who, at the close of business on the date of the giving of the notice provided for below in this Article 14.12 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and (B) who complies with the notice procedures set forth below in this Article 14.12.

(b)	In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company at the principal executive offices of the Company with a copy to the registered office of the Company.

(c)	To be timely, a Nominating Shareholder’s notice to the Secretary of the Company must be made:

(i)	in the case of an annual meeting of shareholders, not less than 40 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the Notice Date) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(ii)	in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made.

In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

(d)	To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Company must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares in the capital of the Company which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and (D) any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below); and

(ii)	as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Business Corporations Act and Applicable Securities Laws (as defined below).

(e)	The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(f)	No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Article 14.12; provided, however, that nothing in this Article 14.12 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Business Corporations Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded, and of no force or effect.

(g)	For purposes of this Article 14.12:

(i)	“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and

(ii)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.

(h)	Notwithstanding any other provision of this Article 14.12, notice given to the Secretary of the Company pursuant to this Article 14.12 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Company for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Company; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

(i)	Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Article 14.12.

15. ALTERNATE DIRECTORS

15.1 Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2 Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3 Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quoram for a meeting of directors once for each of his or her appoi..ntors and, in the case of an appointee who is also a director once more in that capacity;

(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a dirnctor an additional vote in that capacity·

(3)	will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;

(4)	has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case ofan appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4 Consent Resolutions

Every aJternate director if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5 Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointer.

15.6 Revocation of Appointment of Alternate Director

An appointer may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7 Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)	the alternate director dies;

(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)	the alternate director ceases to be qualified to act as a director; or

(5)	his or her appointor revokes the appointment of the alternate director.

15.8 Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16. POWERS AND DUTIES OF DIRECTORS

16.1 Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2 Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

17. DISCLOSURE OF INTEREST OF DIRECTORS

17.1 Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2 Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3 Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4 Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5 Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6 No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7 Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

17.8 Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18. PROCEEDINGS OF DIRECTORS

18.1 Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2 Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3 Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;

(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)	any other director chosen by the directors if:

(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.

18.4 Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of the directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5 Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6 Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7 When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or

(2)	the director or alternate director, as the case may be, has waived notice of the meeting.

18.8 Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9 Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10 Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be set at a majority of the directors.

18.11 Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12 Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors consented to in writing by all of the directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages, is as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19. EXECUTIVE AND OTHER COMMITTEES

19.1 Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors’ powers, except:

(1)	the power to fill vacancies in the board of directors;

(2)	the power to remove a director;

(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

19.2 Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:

(a)	the power to fill vacancies in the board of directors;

(b)	the power to remove a director;

(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)	the power to appoint or remove officers appointed by the directors; and

(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.

19.3 Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and

(2)	report every act or thing done in exercise of those powers at such times as the directors may require.

19.4 Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)	terminate the appointment of, or change the membership of, the committee; and

(3)	fill vacancies in the committee.

19.5 Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

(2)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and

(4)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20. OFFICERS

20.1 Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2 Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;

(2)	entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and

(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3 Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4 Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors thinks fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21. INDEMNIFICATION

21.1 Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)	is or may be joined as a party; or

(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

(3)	“expenses” has the meaning set out in the Business Corporations Act.

21.2 Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3 Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4 Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Part.

21.5 Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22. DIVIDENDS

22.1 Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2 Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as they may deem advisable.

22.3 No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4 Record Date

The directors may set a date as the records date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not proceed the date on which the dividend is to be paid by more than two months. If the record date is set, the record date is 5 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5 Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.

22.6 Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as they deem advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;

(2)	determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.

22.7 When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8 Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9 Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10 Dividend Bears No Interest

No dividend bears interest against the Company.

22.11 Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12 Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13 Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

23. DOCUMENTS, RECORDS AND REPORTS

23.1 Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2 Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3 Remuneration of Auditors

The directors may set the remuneration of the auditor of the Company.

24. NOTICES

24.1 Method of Giving Notice

Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:

(a)	for a record mailed to a shareholder, the shareholder’s registered address;

(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;

(2)	delivery at the applicable address for that person as follows, addressed to the person:

(a)	for a record delivered to a shareholder, the shareholder’s registered address;

(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;

(3)	sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)	sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient.

24.2 Deemed Receipt of Mailing

A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.

24.3 Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.

24.4 Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5 Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:

(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and

(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25. SEAL

25.1 Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;

(2)	any officer, together with any director;

(3)	if the Company only has one director, that director; or

(4)	any one or more directors or officers or persons as may be determined by the directors.

25.2 Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director or officer.

25.3 Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and the chair of the board or any senior officer together with the secretary, treasurer, secretary-treasurer, an assistant secretary, an assistant treasurer or an assistant secretary-treasurer may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26. PROHIBITIONS

26.1 Definitions

In this Article 26:

(1)	“designated security” means:

(a)	a voting security of the Company;

(b)	a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(c)	a security of the Company convertible, directly or indirectly, into a security described in paragraph (a) or (b);

(2)	“security” has the meaning assigned in the Securities Act (British Columbia);

(3)	“voting security” means a security of the Company that:

(a)	is not a debt security, and

(b)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2 Application of Article 26.3

Article 26.3 does not apply to the Company if and for so long as it is a public company

26.3 Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

27. SPECIAL RIGHTS AND RESTRICTIONS

27.1 Common Shares

There are attached to the Common Shares as special rights and restrictions, the following:

a.	The holders of the Common Shares shall be entitled to receive notice of, to attend and to vote at all meetings of the shareholders of the Company;

b.	Each such share shall confer on the holder thereof, the right to one vote in person or by proxy at all meetings of the shareholders of the Company;

c.	In the event of the liquidation, dissolution, winding up or repurchase of the Company, whether voluntary or involuntary, the holders of the Common Shares shall rank last in priority, entitling the holders of the Common Shares to receive on a pro-rata basis for each Common Share held by them, an amount equal to the par value of each Common Share; and

d.	The holders of each class of Common Shares shall, in the total discretion of the Directors, be entitled to receive non-cumulative dividends. The Directors may, at their discretion, declare dividends on any class or classes of shares to the exclusion of any other such class or classes.

27.2 Preferred Shares

There are attached to the Preferred Shares as special rights and restrictions, the following:

a.	the Preferred Shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any Preferred Shares of any particular series, fix the number of Preferred Shares in, and determine the designation of the Preferred Shares of, that series and create, define and attach special rights, privileges, restrictions and conditions to the Preferred Shares of that series, including, but without limiting the generality of the foregoing, the voting rights, if any, attached to the Preferred Shares of any series, the rate or amount of dividends, whether cumulative, non cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, and that the directors shall be authorized to alter the Notice of Articles and Articles accordingly; PROVIDED HOWEVER THAT no special right, privilege, restriction or condition so created, defined or attached shall contravene the provisions of sub-clause (b) hereof; and

b.	the Preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital, in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Company among its sharehoIder for the purpose of winding up its affairs, rank on a parity with the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Company ranking junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares, and any other shares of the Company ranking junior to such Preferred Shares as may be fixed in accordance with clause (a).